EXHIBIT 99.1

ENVIVA WILMINGTON HOLDINGS, LLC AND SUBSIDIARIES
Consolidated Financial Statements
December 31, 2018 and 2017
Table of Contents

Page

Independent Auditors' Report	1
Consolidated Balance Sheets	2
Consolidated Statements of Operations	3
Consolidated Statements of Changes in Members’ Capital	4
Consolidated Statements of Cash Flows	5
Notes to Consolidated Financial Statements	7

i

KPMG LLP
1676 International Drive
McLean, VA 22102
Independent Auditors’ Report
The Members
Enviva Wilmington Holdings, LLC and Subsidiaries
We have audited the accompanying consolidated financial statements of Enviva Wilmington Holdings, LLC and its subsidiaries (the Company), which comprise the consolidated balance sheets as of December 31, 2018 and 2017, and the related consolidated statements of operations, changes in members’ capital, and cash flows for the years then ended, and the related notes to the consolidated financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Enviva Wilmington Holdings, LLC and its subsidiaries as of December 31, 2018 and 2017, and the results of their operations and their cash flows for the years then ended, in accordance with U.S. generally accepted accounting principles.

McLean, Virginia
June 17, 2019

KPMG LLP is a Delaware limited liability partnership and the U.S. member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity.

ENVIVA WILMINGTON HOLDINGS, LLC AND SUBSIDIARIES
Consolidated Balance Sheets
December 31, 2018 and 2017
(In thousands)

	2018	2017
Assets
Current assets:
Cash	$4,674	$1,556
Related-party prepaid expenses and receivables	757	1,553
Deferred consideration for Wilmington Drop-Down due from related-party	74,000	—
Prepaid expenses and other current assets	21	18
Total current assets	79,452	3,127
Land	1,734	2,325
Construction in progress	109,030	13,128
Total property, plant and equipment	110,764	15,453
Deferred consideration for Wilmington Drop-Down due from related-party	—	74,000
Total assets	$190,216	$92,580
Liabilities and Members’ Capital
Current liabilities:
Accounts payable	$433	$80
Related-party payables	5,204	5,501
Accrued construction in progress	12,143	1,561
Current portion of related-party interest payable	—	27
Related-party debt - revolver	—	10,021
Current portion of long-term capital lease obligations	—	146
Other current liabilities	13	52
Total current liabilities	17,793	17,388
Long-term capital lease obligations	—	151
Total liabilities	17,793	17,539
Members’ capital:
Total members’ capital	172,423	75,041
Total liabilities and members’ capital	$190,216	$92,580
See accompanying notes to consolidated financial statements

ENVIVA WILMINGTON HOLDINGS, LLC AND SUBSIDIARIES
Consolidated Statements of Operations
Years ended December 31, 2018 and 2017
(In thousands)

	2018	2017
Related-party terminal services revenue	$—	$3,959
Related-party other revenue	—	378
Net revenue	—	4,337
Cost of goods sold, excluding depreciation and amortization	—	6,641
Depreciation and amortization	—	3,030
Total cost of goods sold	—	9,671
Gross margin	—	(5,334)
General and administrative expenses	6,367	6,999
Related-party management services agreement expense	6,806	7,135
Loss from operations	(13,173)	(19,468)
Other expense	(4,122)	(447)
Net loss	$(17,295)	$(19,915)
See accompanying notes to consolidated financial statements

ENVIVA WILMINGTON HOLDINGS, LLC AND SUBSIDIARIES
Consolidated Statements of Changes in Members’ Capital
Years ended December 31, 2018 and 2017
(In thousands)

Balance at December 31, 2016	$52,360
Contributed capital	15,000
Total consideration in excess of net assets distributed associated with Enviva Port of Wilmington, LLC	55,585
Distributions to members	(33,982)
General and administrative expenses incurred by the Enviva Member	3,668
Non-cash management services agreement expenses	1,581
Total consideration in excess of net assets distributed associated with Enviva Pellets Sampson, LLC	744
Net loss	(19,915)
Balance at December 31, 2017	75,041
Contributed capital	110,000
Distribution of Enviva Pellets Lucedale, LLC to the Enviva Member	(87)
General and administrative expenses incurred by the Enviva Member	2,734
Non-cash management services agreement expenses	2,030
Net loss	(17,295)
Balance at December 31, 2018	$172,423
See accompanying notes to consolidated financial statements

ENVIVA WILMINGTON HOLDINGS, LLC AND SUBSIDIARIES
Consolidated Statements of Cash Flows
Years ended December 31, 2018 and 2017
(In thousands)

	2018	2017
Cash flows from operating activities:
Net loss	$(17,295)	$(19,915)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	251	3,307
General and administrative expenses contributed by the Enviva Member	2,734	3,668
Unit-based compensation expense	1,780	1,306
Change in operating assets and liabilities:
Related-party prepaid expenses and receivables	796	(3,153)
Inventories	—	(32)
Prepaid expenses and other assets	(3)	27
Accounts payable, accrued liabilities and other current liabilities	(77)	286
Related-party payables	(204)	(3,527)
Accrued interest	—	(3)
Related-party interest payable	31	(64)
Other liabilities	—	1,371
Net cash used in operating activities	(11,987)	(16,729)
Cash flows from investing activities:
Purchases of property, plant and equipment	(84,815)	(18,750)
Proceeds from sale of net assets to affiliate	—	55,929
Net cash (used in) provided by investing activities	(84,815)	37,179
Cash flows from financing activities:
Principal payments on capital lease obligations	—	(185)
Principal payments on related-party debt	(12,580)	(33,500)
Proceeds from related-party debt	2,500	34,500
Contributions from the Hancock Member	55,000	7,500
Contributions from the Enviva Member	55,000	7,500
Distribution to the Hancock Member	—	(26,858)
Distribution to the Enviva Member	—	(7,124)
Capital contribution related to Enviva Pellets Sampson, LLC	—	(1,652)
Net cash provided by (used in) financing activities	99,920	(19,819)
Net increase in cash	3,118	631
Cash, beginning of period	1,556	925
Cash, end of period	$4,674	$1,556
See accompanying notes to consolidated financial statements

ENVIVA WILMINGTON HOLDINGS, LLC AND SUBSIDIARIES
Consolidated Statements of Cash Flows
Years ended December 31, 2018 and 2017
(In thousands)

	2018	2017
Non-cash investing and financing activities:
Property, plant and equipment acquired included in accounts payable and accrued construction in progress	$12,582	$1,561
Property, plant and equipment acquired included in related-party payables	458	391
Retained liability related to Enviva Port of Wilmington, LLC indemnification	—	1,847
Distribution of Enviva Pellets Lucedale, LLC net assets	87	—
Change in non-cash property, plant and equipment and accrued liabilities related to Enviva Pellets Sampson, LLC	—	744
Change in non-cash property, plant and equipment and accrued liabilities related to Enviva Port of Wilmington, LLC	—	2,189
Supplemental information:
Interest paid	$80	$493
See accompanying notes to consolidated financial statements

ENVIVA WILMINGTON HOLDINGS, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, unless otherwise noted)

(1) Business and Basis of Presentation
Enviva Wilmington Holdings, LLC (the “Company”) was organized as a Delaware limited liability company on May 15, 2013. The Company is governed by a limited liability company agreement entered into by Enviva Development Holdings, LLC, a Delaware limited liability company (“Enviva Development” or the “Enviva Member”) and Hancock Natural Resource Group, Inc., a Delaware corporation (“HNRG”), John Hancock Life Insurance Company (U.S.A.), a Michigan corporation (“JHUSA”), and John Hancock Life Insurance Company of New York, a New York corporation (“JHNY” and, together with HNRG and JHUSA, the “Hancock Member”). The Enviva Member and the Hancock Member constitute the sole members of the Company. Enviva Holdings, LP, a Delaware limited partnership (“Enviva Holdings”), owns 100% of the membership interests in Enviva Development.
The Enviva Member is the managing member of the Company and, pursuant to the Management Services Agreement (the “MSA”) (see Note 4, Related-Party Transactions – Management Services Agreement) between the Company and Enviva Management Company, LLC, a Delaware limited liability company (the “Operator”), the Operator provides services to the Company, including those necessary or incidental to the operation and management of the Company’s business. The Enviva Member is responsible for managing the activities of the Company, including the development, construction and operation of the Company’s development projects.
The Company was formed to develop, construct and operate wood pellet production plants and dry-bulk, deep-water marine terminals. For plant facilities, the Company procured wood fiber and processed it into utility-grade wood pellets. The finished wood pellets were loaded onto trucks that were transported to dry-bulk, deep-water marine terminals, where they were received, stored and ultimately loaded onto oceangoing vessels for transport. For port facilities, the Company provided terminaling services for dry-bulk good commodities which were received, stored and ultimately loaded onto oceangoing vessels.
Enviva Pellets Hamlet, LLC
The Company formed Enviva Pellets Hamlet, LLC (“Hamlet”) in 2013 to develop, construct, and operate a wood pellet production plant located near Hamlet, North Carolina (the “Hamlet plant”). The Company owns 100% of the limited liability company interests in Hamlet. As of December 31, 2018 and 2017, the Hamlet plant was still under construction and the Company had no other plant or port facilities in development, construction or operations. Hamlet has secured permits for and commenced the construction of the Hamlet plant. Production from the Hamlet plant, once completed, will be terminaled at the Wilmington terminal by the Partnership. The completion of the Hamlet plant is subject to certain risks common to construction activities. The first delivery of wood pellets to the Wilmington terminal from the Hamlet plant is currently expected to occur over the next few weeks.
Enviva Port of Wilmington, LLC
On October 2, 2017, the Company contributed all of the issued and outstanding limited liability company interests of Enviva Port of Wilmington, LLC (“Wilmington”) an affiliate of Enviva Partners, LP (the “Partnership”), a consolidated subsidiary of Enviva Holdings, in a common control transaction. Wilmington owns a fully operational dry-bulk, deep-water marine terminal at the Port of Wilmington (the “Wilmington terminal”) in Wilmington, North Carolina. The contribution (the “Wilmington Drop-Down”) included the Wilmington terminal and a long-term terminal services agreement with Enviva Holdings (the “Holdings TSA”). The Company received total consideration of $130.0 million, including an initial payment of $54.6 million, net of a purchase price adjustment of approximately $1.4 million and a final payment of $74.0 million to be paid following notice of the first delivery of wood pellets to Wilmington from the Hamlet plant. Upon receipt of the initial payment, $20.6 million was paid to Enviva Holdings to prepay principal and interest outstanding under the Credit Agreement (see Note 3, Related-Party Debt - Revolver and Capital Lease Obligations) and $7.1 million and $26.9 million in cash was distributed to the Enviva Member and to the Hancock Member, respectively.
In connection with the contribution, Wilmington entered into a long-term terminal services agreement (the “Wilmington Hamlet TSA”) with Hamlet to receive, store and load wood pellets from the Hamlet plant. The Wilmington Hamlet TSA also provides for deficiency payments from the Company to Wilmington if minimum throughput requirements are not met. Following notice of the anticipated first delivery of wood pellets to the Wilmington terminal from the Hamlet plant, the Partnership will make the final payment of $74.0 million in cash or common units of the Partnership to the Company, subject to certain conditions, as deferred consideration for the Wilmington Drop-Down. At December 31, 2018 and 2017, the $74.0 million is included in

ENVIVA WILMINGTON HOLDINGS, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, unless otherwise noted)

Deferred consideration for Wilmington Drop-Down due from related-party and classified as current and long-term assets, respectively, on the consolidated balance sheets.
The Company accounted for the contribution of Wilmington as a transaction between entities under common control at historical cost with any difference between the consideration received and the assets contributed recorded as a capital transaction.
The following table outlines the contribution of Wilmington to the Partnership in October 2017:

Assets:
Cash	$—
Related-party receivables	4,023
Inventories	96
Prepaid expenses and other current assets	42
Property, plant and equipment, net	75,474
Other long-term assets	52
Total assets	79,687
Liabilities:
Accounts payable	195
Related-party payables and accrued liabilities	419
Accrued and other current liabilities	2,920
Other long-term liabilities	1,809
Total liabilities	5,343
Net assets contributed to Enviva Partners, LP	$74,344
(2) Significant Accounting Policies
Principles of Consolidation
The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP. The consolidated financial statements include the accounts of the Company and its wholly owned and controlled subsidiaries. All intercompany accounts and transactions have been eliminated.
Common Control Transactions
Assets and businesses acquired from or sold to Enviva Holdings and its subsidiaries are accounted for as common control transactions. The acquisition of net assets that are a business are combined at their historical costs and the historical financial statements are adjusted retrospectively to reflect the transaction as if it occurred on the earliest date during which the entities were under common control. The transfer of net assets that are not a business are combined at the historical costs and are accounted for prospectively in the period in which the transfer occurs. If consideration transferred in such transactions differs from the carrying value of the net assets acquired, the difference is treated as a capital distribution or contribution.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make judgments, estimates and assumptions that affect the amounts reported in the Company’s consolidated financial statements and accompanying notes, which is primarily related to the accrual for construction in process not yet invoiced. Actual results could differ materially from those estimates.
Revenue Recognition
For the year ended December 31, 2017, the Company earned terminal services revenue from related parties for terminal services provided to affiliates of the Enviva Member. The Company recorded this revenue as “Related-party terminal services revenue.” The Company did not earn revenue for the year ended December 31, 2018.

ENVIVA WILMINGTON HOLDINGS, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, unless otherwise noted)

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers, which subsequently was issued as ASC 606. ASC 606 requires entities to recognize revenue when control of the promised goods or services is transferred to customers at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The Company early adopted ASC 606 on January 1, 2018 using the modified retrospective transition method. As there were no contracts with customers which had begun as of January 1, 2018 or during the year ended December 31, 2018, there was no impact from adoption. Results for reporting periods beginning after January 1, 2018 would have been presented under ASC 606, whereas prior comparative reporting periods have not been adjusted and continue to be reported under the accounting standards in effect for such periods.
As of December 31, 2018, there are no balances recorded related to the Company's contract with a customer. As of December 31, 2018, the amount from such contract with a customer allocated to performance obligations that were unsatisfied or partially satisfied was approximately $3.1 billion, which excludes forward prices related to variable consideration including inflation, foreign currency and commodity prices. The Company is expected to recognize none of the Company’s remaining performance obligations as revenue in 2019, approximately 4.7% in 2020, approximately 6.0% in 2021, and the balance thereafter.
Cost of Goods Sold
Cost of goods sold includes distribution costs associated with shipping wood pellets to customers, which are expensed as incurred, and includes depreciation and amortization of property, plant and equipment.
Property, Plant and Equipment
Property, plant and equipment are recorded at cost, which includes the fair values of assets acquired.
Land decreased by $0.6 million during 2018 as that amount represented land held at December 31, 2017 by Enviva Pellets Lucedale, LLC (“Lucedale”), which was then a wholly-owned subsidiary of the Company. The net assets of Lucedale of $0.1 million, which had been comprised of land of $0.6 million offset by a corresponding capital lease liability of $0.5 million, was distributed to the Enviva Member on January 1, 2018.
Construction in progress primarily represents expenditures for the development and expansion of facilities. All direct costs, which include equipment, direct labor and engineering costs related to the development of facilities, are capitalized as construction in progress, indirect costs are not capitalized. Depreciation is not recognized for construction in progress.
The Company did not have depreciation expense for the year ended December 31, 2018 as the only property, plant and equipment held by the Company was land and construction in progress. The Company recorded $0.3 million of depreciation expense resulting from an allocation under the MSA, which was included in Related-party management services agreement expense. Total depreciation expense was $3.0 million for the year ended December 31, 2017. Depreciation expense during 2017 was related to the Wilmington terminal prior to the Wilmington Drop-Down (see Note 1, Business and Basis of Presentation). At December 31, 2018 and 2017, the Company did not have depreciable assets under capital leases.
Long-lived assets, such as property, plant and equipment and construction in progress are tested for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company did not record any impairments for the years ended December 31, 2018 and 2017.
Income Taxes
The Company is a limited liability company treated as a partnership for federal and state income tax purposes with all income tax liabilities and/or benefits of the Company being passed through to its members. As such, no recognition of federal or state income taxes for the Company or its subsidiaries that are organized as limited liability companies have been provided in the accompanying consolidated financial statements. Some states impose franchise and capital taxes on the Company. Such taxes are not material to the consolidated financial statements and are included in other expense as incurred.

ENVIVA WILMINGTON HOLDINGS, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, unless otherwise noted)

Commitments and Contingencies
Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.
In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which established a right-of-use (“ROU”) model that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term of longer than 12 months. Leases will be classified as either finance or operating leases, which affects the pattern and classification of expense recognition in the income statement. The Company early adopted this new standard on January 1, 2019. A modified retrospective transition approach was required, whereby the new standard is to be applied to all leases existing at the date of initial application. The Company elected to use the effective date as the date of initial application, as opposed to the beginning of the earliest comparative period presented in the financial statements. Consequently, financial information will not be updated and the disclosures required under the new standard will not be provided for dates and periods before January 1, 2019. As of December 31, 2018, the Company had an insignificant amount of future minimum lease payments.
Unit-Based Compensation
Employees, consultants and directors of subsidiaries that perform services for Enviva Holdings and any of its subsidiaries are eligible for awards under the Enviva Partners, LP Long-Term Incentive Plan (“LTIP”). Phantom unit awards vest subject to the satisfaction of service requirements and/or the achievement of certain performance goals following which common units in the Partnership will be delivered to the holder of the phantom units. For accounting purposes, units granted to employees of the Partnership's affiliates are treated as if they were distributed by the Partnership. Such affiliates recognize compensation expense for the phantom units awarded to their employees, a portion of which is allocated to the Company under the Company's MSA with the Operator.
Unit based compensation costs are allocated to the Company based on its proportionate share of labor costs and are included in general and administrative expenses. Unit-based compensation associated with the LTIP that was allocated to the Company was $1.8 million and $1.3 million for the years ended December 31, 2018 and 2017, respectively.
(3) Related-Party Debt - Revolver and Capital Lease Obligations
Enviva Holdings became a lender to the Company pursuant to a credit agreement dated August 9, 2016 (the “Credit Agreement”). The Credit Agreement provides for advances on a revolving basis in order for the Company to meet operational needs and other corporate purposes. The revolving commitment under the Credit Agreement was initially $25.0 million and was initially set to mature December 31, 2017. In 2018, the Credit Agreement was amended and the maturity date was extended to no later than December 31, 2019 and the revolving commitment was increased to $30.0 million. The Credit Agreement could mature before December 31, 2019 if either of the following occurs before such time as: (i) the Credit Agreement is terminated, (ii) 90 days have passed since the Hamlet plant achieves commercial operations, or (iii) the Hamlet plant is disposed of and all disputes have been finally resolved. However, the maturity date could be extended by up to six months and, in that event, could be extended for an additional six-month period, in each case in the sole and absolute discretion of Enviva Holdings. As of December 31, 2018, the available revolving commitment under the current Credit Agreement was $30.0 million. The Company may borrow, repay and re-borrow loans drawn under the revolving commitment.
Interest is at the lower of (i) the then-current LIBOR rate plus an applicable margin of 1.75% and (ii) the maximum rate of interest that Enviva Holdings is permitted to contract for, charge or receive under law, computed on the basis of a 360-day year. Interest accrues monthly and is payable in arrears in cash on (a) the last day of each fiscal month and (b) the maturity date (each, an “Interest Payment Date”). Accrued interest is payable on demand, and at the election of the Company, on each Interest Payment Date, in lieu of a cash interest payment, accrued interest may be converted to a term loan. Term loans, once repaid, may not be re-borrowed.
The Company did not have amounts outstanding under the revolving credit commitments and there was no accrued interest as of December 31, 2018. The Company had $10.0 million outstanding under the revolving credit commitments as of December 31, 2017. The Company had insignificant amounts of accrued interest as of December 31, 2017.

ENVIVA WILMINGTON HOLDINGS, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, unless otherwise noted)

The Company did not have outstanding related-party debt or long-term capital lease obligations as of December 31, 2018. Related-party debt and long-term capital lease obligations consisted of the following as of December 31, 2017:

2017
Related-party debt - revolver	$10,021
Capital leases	297
Total related-party debt - revolver and long-term capital lease obligations	10,318
Less current portion of related-party debt - revolver and capital lease obligations	10,167
Related-party debt - revolver and long-term capital lease obligations, excluding current portion	$151
Depreciation expense relating to depreciable assets held under capital lease obligations was insignificant for the years ended December 31, 2018 and 2017.
(4) Related-Party Transactions
Management Services Agreement
Under the MSA, the Operator undertakes the development, construction and operation of the assets and properties of the Company’s development projects and provides other services to the Company and the entities owning the development projects. The MSA continues until terminated. The Operator provides, among other things, the following services:

•	Makes expenditures and uses assets of the Company;

•	Causes the Company to enter into working capital credit lines up to $30.0 million and incur other indebtedness;

•	Negotiates, enters into, administers, maintains, amends and terminates contracts;

•	Hires, supervises and dismisses employees and consultants;

•	Accepts payments;

•	Establishes bank accounts, makes cash investments and pays costs and expenses; and

•	Causes to be made distributions to each member and issues call notices on behalf of the managing member for capital calls.
As compensation for the Operator’s services under the MSA, the Company pays an annual management fee to the Operator, which is payable in equal quarterly installments (pro-rated for partial quarters) on the first business day of each of January, April, July and October. Under the MSA, to the extent the Company’s allocable costs exceed the annual management fee, the additional costs are recorded with an increase to capital.
During the years ended December 31, 2018 and 2017, the annual management fee was $2.0 million and $3.2 million, respectively. The Company incurred $5.0 million and $7.1 million during the years ended December 31, 2018 and 2017, respectively, of charges for the management fee portion under the MSA, of which $3.0 million and $3.9 million, respectively, were recorded as a capital contribution.
The Company will reimburse the Operator for all reasonable and necessary costs and expenses (other than general and administrative costs) incurred by, or chargeable to, the Operator (collectively, the “Reimbursable Expenses”). The Reimbursable Expenses are invoiced monthly and payable within 30 days after the date of invoice.
As of December 31, 2018 and 2017, related-party prepaid expenses and receivables included $0.5 million and $1.5 million prepaid related to the MSA, respectively. Related-party payables included $0.4 million related to the MSA as of both December 31, 2018 and 2017.

ENVIVA WILMINGTON HOLDINGS, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, unless otherwise noted)

Wilmington Drop-Down
On October 2, 2017, pursuant to a contribution agreement, the Company contributed to the Partnership 100% of the issued and outstanding limited liability company interests of Wilmington. The Company accounted for the transaction as a combination of entities under common control (see Note 1, Business and Basis of Presentation).
As of December 31, 2018, short-term related-party receivable included deferred consideration of $74.0 million related to the Wilmington Drop-Down. As of December 31, 2017, the deferred consideration of $74.0 million related to the Wilmington Drop-Down was included in long-term related-party receivable (see Note 1, Business and Basis of Presentation).
Terminal Services Agreements
On December 14, 2016, the Company contributed to the Partnership all of the issued and outstanding limited liability company interest of Enviva Pellets Sampson, LLC (the "Sampson Drop-Down"). In connection with the Sampson Drop-Down, the Company entered into a terminal services agreement with Enviva, LP pursuant to which Wilmington agreed to provide terminal services at the Wilmington terminal for production from the Sampson plant. Wood pellets produced by the Sampson plant were transported by truck to the Wilmington terminal where the wood pellets were received, stored and ultimately loaded onto ocean going vessels. During the year ended December 31, 2017, the Company recorded $2.7 million as terminal services revenue, which is included in “Related-party terminal services revenue.” The terminal services agreement was terminated in connection with the Wilmington Drop-Down.
Wilmington and Enviva Holdings entered into the Holdings TSA on November 24, 2014. The Holdings TSA became effective on the date on which the Wilmington terminal was substantially completed and capable of commercial operations. During the year ended December 31, 2017, the Company recorded $1.3 million as terminal services revenue under the Holdings TSA, which is included in “Related-party terminal services revenue”. The Holdings TSA was transferred to the Partnership in connection with the Wilmington Drop-Down (see Note 1, Business and Basis of Presentation).
Related-Party Indemnification
In accordance with the terms of the contribution agreement for the Wilmington Drop-Down, the Company agreed to indemnify the Partnership, its affiliates, and their respective officers, directors, managers, counsel, agents and representatives from all costs and losses arising from certain liabilities and claims related to the construction of the Wilmington terminal. The indemnity does not limit the maximum amount of potential future payments thereunder. In connection with the Wilmington Drop-Down, the Company recorded a related-party payable to the Partnership of $1.8 million for reimbursement of indemnifiable amounts. At December 31, 2017 related-party payables due to the Partnership included $1.3 million in indemnification claims related to accrued liabilities associated with work performed by certain vendors at the Wilmington terminal. At December 31, 2018, the related-party payable associated with such amounts was insignificant as the initial $1.8 million had been paid subsequent to the Wilmington Drop-Down.
In accordance with the terms of the contribution agreement for the Sampson Drop-Down, the Company agreed to indemnify the Partnership, its affiliates, and their respective officers, directors, managers, counsel, agents and representatives from all costs and losses arising from certain liabilities and claims related to the construction of the Sampson plant. In connection with the Sampson Drop-Down, the Company recorded a related-party payable to the Partnership of $6.4 million for reimbursement of indemnifiable amounts for work performed by certain vendors. At December 31, 2018 and 2017, related-party payables due to the Partnership included $0.3 million and $3.0 million, respectively, related to the indemnified amount. In addition, the Company included $4.1 million in related-party payables as of December 31, 2018 of legal fees and other related expenses arising from the resolution of such dispute (see Note 6, Commitments and Contingencies – Commitments).
Sampson Construction Payments
Pursuant to payment agreements between the Company and the Partnership, the Company agreed to pay an aggregate amount of $2.9 million to the Partnership in consideration for costs incurred by the Partnership to repair or replace certain equipment at the Sampson plant following the consummation of the Sampson Drop-Down. As of December 31, 2018, $2.9 million has been paid and no further amounts are outstanding.

ENVIVA WILMINGTON HOLDINGS, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, unless otherwise noted)

Partnership Contract
In January 2016, the Company entered into the GBP-denominated Partnership Contract with the Partnership to purchase from the Partnership 375,000 MTPY of wood pellets contracted to a customer under a contract that commences in 2019, ramps to full supply in 2021 and continues through 2034.
In connection with the Sampson Drop-Down, the Company entered into the Secondary Supply Agreement to purchase from the Partnership an additional 95,000 MTPY of wood pellets beginning in 2019 through December 31, 2034.
(5) Members’ Capital
Members’ capital in the Company is divided into two classifications: (i) Class A Units and (ii) Class B Units at a price of $1.00 per unit for each class. Each class has the same relative rights, powers and duties and the equity interest represented by each class shall be determined in accordance with such relative rights, powers and duties.
Class A Units
Class A Units can be issued to the Hancock Member and allocated between JHUSA, JHNY and HNRG as designated by the Hancock Member in exchange for capital contributions at a price of $1.00 for each Class A Unit. JHUSA, JHNY and HNRG are separate members of the Company and hold Class A Units independently of each other, but they exercise their rights and satisfy their obligations and liabilities jointly and severally as the Hancock Member.
During 2017, the Hancock Member contributed $7.5 million in cash as a capital contribution in exchange for 7.5 million Class A Units. Following the Wilmington Drop-Down, the Company distributed $26.9 million in cash to the Hancock Member on October 2, 2017.
During 2018, the Hancock Member contributed $55.0 million in cash as a capital contribution in exchange for 55.0 million Class A Units. On January 1, 2018, the Company distributed to the Hancock Member all of its rights, title and interests in Enviva Pellets Childersburg, LLC (“Childersburg”) with respect to a possible development of a new wood pellet production plan to be located in Childersburg, Alabama. There were no assets of Childersburg distributed to the Hancock Member. The distribution was accounted for as a transaction between entities under common control.
The Hancock Member had a total capital commitment of $235.2 million and, as of December 31, 2018, the Hancock Member held 217.0 million Class A Units with a remaining capital commitment amount of $18.2 million.
Class B Units
Class B Units can be issued to the Enviva Member in exchange for capital contributions at a price of $1.00 for each Class B Unit.
During 2017, the Enviva Member contributed $7.5 million in cash as a capital contribution in exchange for 7.5 million Class B Units. On October 2, 2017, the Company distributed $7.1 million in cash to the Enviva Member following the Wilmington Drop-Down.
During 2018, the Enviva Member contributed $55.0 million in cash as a capital contribution in exchange for 55.0 million Class B Units. On January 1, 2018, the Company distributed to the Enviva Member all of its rights, title and interest in Lucedale with respect to the possible development of a new industrial wood pellet production plant in Lucedale, Mississippi, which included net assets of approximately $0.1 million. The distribution was accounted for as a transaction between entities under common control as a capital distribution.
The Enviva Member had a total capital commitment of $232.2 million and, as of December 31, 2018, the Enviva Member held 214.0 million Class B Units with a remaining commitment amount of $18.2 million.

ENVIVA WILMINGTON HOLDINGS, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, unless otherwise noted)

Distribution Rights
Distributions to the holders of the Class A Units and the Class B Units are made in the reasonable discretion of the Managing Member and are governed by the waterfall provisions of the Company's limited liability agreement, which provides that distributions are to be made as follows:

•	First: To the members in proportion to their relative unreturned capital contributions, then to the members in proportion to their relative unpaid preference amount.

•	Thereafter: 25% to the holders of outstanding Class A Units and 75% to the holders of outstanding Class B Units.
As of December 31, 2018, the total unreturned capital contributions and unreturned preference amounts were approximately $146.3 million.
(6) Commitments and Contingencies
Commitments
In January 2016, the Company terminated four contracts with a contractor engaged in the development of the Sampson plant. The contractor disputed the validity of the termination and both parties sought damages. The contractor and certain of the contractor’s subcontractors filed lawsuits in 2016 in the state of North Carolina and placed liens on certain of Sampson’s assets pending resolution of the dispute. In connection with the Sampson Drop-Down, the Company contributed Sampson, including assets that remained subject to liens filed by the contractors, to the Partnership and agreed to indemnify the Partnership for all costs and losses in connection with the dispute (see Note 4, Related-Party Transactions – Related-Party Indemnification).
In April 2019, the Company received final arbitration decision relating to the Sampson dispute. The contractor was awarded and the Company was ordered to pay $1.4 million of net damages, $0.3 million of interest on those damages, $2.1 million of legal fees and $0.3 million of arbitration costs. As of December 31, 2018, the Company included the total of $4.1 million in related-party payables and in other expense.
Operating Leases
The MSA fee charged by the Operator to the Company includes rent-related amounts for non-cancelable operating leases for office space in Maryland and North Carolina held by Enviva Holdings. Other rent expense was insignificant for the years ended December 31, 2018 and 2017.
(7) Subsequent Events
The Company has evaluated subsequent events for potential recognition and/or disclosure in the December 31, 2018 consolidated financial statements through June 17, 2019, the date on which the consolidated statements were available to be issued.
Wilmington Drop-Down (the Second-Payment)
On April 1, 2019, the Company received $74.0 million from the Partnership in deferred consideration for the Wilmington Drop-Down consisting of (i) approximately $24.0 million in cash, of which approximately $23.0 million was distributed to JHUSA and approximately $1.0 million was retained by the Company, and (ii) the issuance of 1,691,627 Partnership common units, or approximately $50.0 million in Partnership common units, which were distributed to JHUSA.
Hamlet Transaction
On April 2, 2019, the Enviva Member, Enviva Development Holdings, LLC, sold all issued and outstanding Class B Units of the Company to a wholly owned affiliate of the Partnership for total consideration of $165.0 million, subject to certain adjustments (the “Hamlet Transaction”). As part of the Hamlet transaction, Enviva Holdings assigned to a wholly owned affiliate of the Partnership its position as lender under the Credit Agreement. The total consideration to Enviva Development Holdings, LL

ENVIVA WILMINGTON HOLDINGS, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, unless otherwise noted)

C was comprised of (i) the issuance of 1,681,237 Partnership common units, or approximately $50.0 million in Partnership common units and the payment of approximately $25.0 million in cash on April 2, 2019, (ii) $50.0 million in cash to be paid upon commencement of commercial operations of the Hamlet plant, expected over the next few weeks (“COD”), and (iii) $40.0 million in cash to be paid upon the later of COD and January 2, 2020.